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                               KANE KESSLER, P.C.
                          1350 Avenue of the Americas
                                   26th Floor
                            New York, New York 10019


                                                           June 23, 1999

Saratoga Resources, Inc.
301 Congress Avenue
Suite 1550
Austin, Texas 78701

           Re: Saratoga Resources, Inc..
               Registration Statement on Form S-4 (File No. 333-78501)

Ladies and Gentlemen:


               We have acted as special counsel to Saratoga Resources, Inc., a Delaware corporation ("Saratoga"), in connection with the preparation of the Registration Statement on Form S-4, as amended (the "Registration Statement"), being filed by Saratoga on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as ammended (the "Act"), with respect to up to 8,800,000 shares of common stock, par value $0.001 per share, of Saratoga ("Common Stock"), to be registered with the Commission pursuant to the Act. The Commonm Stock is being registered in connection with (i) the merger (the "Prime Merger") of Prime Shellco Merger Corporation, a newly-formed and wholly-owned subsidiary of Saratoga with and into PrimeVision Health, Inc. and (ii) the merger (the "OptiCare Merger") of OptiCare Shellco Merger Corporation, a newly-formed and wholly-owned subsidiary of Saratoga, with and into OptiCare Eye Health Centers, Inc., pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 12, 1999, among Saratoga, PrimeVision Health, Inc., OptiCare Eye Health Centers, Inc., Prime Shellco Merger Corporation and OptiCare Shellco Merger Corportation. The Common Stock is described in the Proxy Statement/Prospectus (the "Prospectus")
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 included in the Registration Statement to which this opinion is an exhibit.


             In connection therwith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. We have relied as to factual matters on certificates or other documents furnished by Saratoga or its officers and by government authorities. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.


             Based on the foregoing, we are of the opinion that the shares of Common Stock to which the Registration Statement relates, when issued as described in the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.


             The opinion set forth herein is subject to the following additional qualifications and assumptions:

        (a) Saratoga's stockholders shall have approved an amendment to the Certificate of Incorporation of Saratoga in the form filed as Annex B to the Registration Statement (the "Amendment to the Certificate") to effect a 1 for 0.06493 reverse stock split of the issued and outstanding shares of Common Stock, and the Amendment to the Certificate, shall have been duly executed, acknowledged and filed with the Secretary of State of the State of Delaware; and

        (b) The Merger Agreement or certificates of merger shall have been filed with Secretary of State of the State of Delaware in connection with the Prime Merger and the Merger Agreement or certificates of merger shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Connecticut in connection with the OptiCare Merger in such form as is required by, and executed and acknowledged in accordance with the relevant provisions of, the General Corporation Law of the State of Delaware and the Connecticut Business Corporation Act:

             We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

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             We are aware that we are referred to under the heading "Legal
Matters" in the Prospectus and we hereby consent to the use of our name in the Prospectus and the filing of this opinion as an exhibit to the related Registration Statement.


                                        Very truly yours,



                                        KANE KESSLER, P.C.